TEMPUR-PEDIC REPORTS SECOND QUARTER EARNINGS
- EPS Up 30% in Second Quarter
- Net Sales Up 18% in Second Quarter
- Announces New $200 Million Share Repurchase Authorization
- Company Raises Financial Guidance for 2007

LEXINGTON, KY, July 19, 2007– Tempur-Pedic International Inc. (NYSE: TPX), the leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced financial results for the second quarter ended June 30, 2007. In addition, the Company increased full year 2007 financial guidance and announced a new share repurchase authorization.

SECOND QUARTER 2007 FINANCIAL SUMMARY
•	Earnings per share (EPS) increased 30% to $0.39 per diluted share in the second quarter of 2007 as compared to $0.30 per diluted share in the second quarter of 2006.

•
Net sales rose 18% to $257.6 million in the second quarter of 2007 from $219.0 million in the second quarter of 2006. Retail sales increased 22% worldwide. Domestic retail sales increased 23% and international retail sales increased 18%.

•
Operating cash flow increased to $45.6 million in the second quarter of 2007 from $35.0 million in the second quarter of 2006. The increase was principally driven by net income growth. In addition, capital expenditures were $2.4 million in the second quarter of 2007 down from $9.3 million in the second quarter of 2006.

•
The Company achieved growth across all products and both geographic segments. Worldwide mattress revenue increased 20%. Domestic mattress revenue increased 21% driven by 17% unit volume growth. Pillow sales rose 9% worldwide driven by unit volume growth of 10%. Domestic pillow unit volumes were especially strong, up 19%.

For the second quarter of 2007, the Company reported net income of $32.9 million as compared to $26.1 million in the second quarter of 2006. Net income results include stock-based compensation expense, which increased 122% to $1.6 million in the second quarter of 2007.

President and Chief Executive Officer H. Thomas Bryant commented, “Tempur-Pedic International delivered another quarter of excellent results, with growth across all products and geographic segments. Through the first half, we are pleased with our results and see abundant opportunities to continue to gain market share.”

“Our sales and marketing teams continue to deliver outstanding results. Account productivity is improving and distribution of our products is expanding quickly. Our new mattress models began shipping during the second quarter and continue to roll-out across our retail partner base. Importantly, our existing product line also gained additional floor space within our established accounts.

“The selective price increases we took in the first quarter have improved margins for both Tempur-Pedic and our retail partners. Late in the third quarter, we will increase the prices for our Deluxe and Classic models, once again improving margins for both Tempur-Pedic and retailers.

“Our operations team continues to deliver strong performance, with our Albuquerque manufacturing facility ramping up production of our U.S. mattress line. Across our operations, we continue to identify and execute on productivity initiatives driving cost savings and improved efficiencies. However, margins were modestly impacted during the second quarter by new floor models and start-up costs in Albuquerque.”

Current Share Repurchase Authorization Completed and Announces New Authorization
During the second quarter of 2007, the Company purchased 2.3 million shares of its common stock at an average price of $26.33 for a total cost of $60.8 million. From the commencement of the Company’s current repurchase program on January 25, 2007 through the end of the second quarter of 2007, the Company has purchased 3.8 million shares of its common stock for a total cost of $100.0 million, thereby completing its prior repurchase authorization.

The Company announced that the Board of Directors has authorized a new share repurchase of up to an incremental $200.0 million. Stock repurchases under this program may be made through open market transactions, negotiated purchases, or otherwise, at times and in such amounts as management and a committee of the Board deem appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, financing and regulatory requirements and other market conditions. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. This share repurchase program may be limited, suspended or terminated at any time without prior notice.

Chief Financial Officer Dale Williams stated, “The strength of Tempur-Pedic’s cash flow generation capabilities has been proven over a long period of time and with the recent completion of our third factory, we do not anticipate significant new capital expenditures over the next several years. As a result, we expect strong cash flow growth going forward. With this backdrop, we aggressively repurchased shares in the second quarter thereby completing our existing authorization. As we continue to view stock repurchases as an excellent means to return value to shareholders, we are pleased the Board has authorized a new buyback."

Tax Rate
As a result of recent reductions in statutory tax rates and updated expectations for geographic income mix, the Company currently anticipates its on-going effective tax rate for 2007 will be 34.5% as compared to prior guidance of 36%.

2007 Financial Guidance
Given the Company’s strong performance through the first half of 2007 and its continued positive outlook for the year, the Company is increasing 2007 full year financial guidance. The Company now expects net sales for 2007 to range from $1.065 billion to $1.085 billion, rather than $1.040 billion to $1.070 billion. This guidance reflects an increase of 13% to 15% compared to 2006 net sales of $945.0 million. The Company currently expects diluted earnings per share for 2007 to range from $1.63 to $1.66 compared to its previous guidance of $1.54 to $1.58. This guidance reflects an increase of 27% to 30% compared to 2006 EPS of $1.28. This guidance reflects incremental earnings resulting from increased sales expectations, shares repurchased through June 30, 2007, interest on associated borrowings and a lower full year tax rate. This guidance does not take into account the anticipated effect of any additional share repurchases.

The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company’s control.

Bryant concluded, “Over the long term, we expect to continue to gain market share as we lead the technology shift away from innersprings and ultimately reach our goal of becoming the worldwide bedding leader.”

Conference Call Information
Tempur-Pedic International will host a live conference call with President and Chief Executive Officer H. Thomas Bryant and Chief Financial Officer Dale Williams to discuss financial results today, July 19, 2007 at 5:00 p.m. Eastern Time. The dial-in number for the conference call is 866-203-3436, participant code: TEMPUR (836787). The call is also being webcast and can be accessed on the investor relations section of the Company’s website, www.tempurpedic.com.

For those who cannot listen to the live broadcast, a replay of the call will be available from July 19, 2007 at 8:00 p.m. Eastern Time through July 26, 2007.  To listen to the telephone replay, dial 888-286-8010, participant code: 98144034. An archived webcast will also be available on the investor relations section of the Company’s website, www.tempurpedic.com.

Forward-looking Statements
This release contains "forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including without limitation, statements relating to expectations regarding market share expansion and account productivity improvement, the ramp-up of the Albuquerque facility, impact of initiatives to accelerate growth, maintain costs and improve manufacturing productivity, the rollout and market acceptance of new products, expectations regarding the Company’s corporate tax rate, net sales and earnings per share for 2007 and growth in the Company’s cash flow, and the Company’s goal of becoming the worldwide bedding leader, are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from those expressed as forward-looking statements.  These risk factors include general economic and industry conditions and consumer confidence; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the US retail channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to address issues in certain underperforming international markets; the Company’s ability to continuously improve its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; changes in foreign tax rates: and rising commodity costs. Additional information concerning these and other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including without limitation the Company's annual report on Form 10-K under the headings "Special Note Regarding Forward-Looking Statements" and "Risk Factors." Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company
Tempur-Pedic International Inc. (NYSE:  TPX) manufactures and distributes mattresses and pillows made from its proprietary TEMPUR® pressure-relieving material. It is the worldwide leader in premium sleep, the fastest growing segment of the estimated $13 billion global mattress market. The Company is focused on developing, manufacturing and marketing advanced sleep surfaces that help improve the quality of life for people around the world. The Company’s products are currently sold in over 70 countries under the TEMPUR® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

Investor Relations Contact:
Barry Hytinen
Vice President, Investor Relations and Financial Planning & Analysis
800-805-3635

Media Contact:
John Moore
Edelman
404-832-6352

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2007	2006	Chg %	2007	2006	Chg %
Net sales	$257,642	$218,962	18%	$523,674	$447,548	17%
Cost of sales	133,073	112,446		271,446	229,778
Gross profit	124,569	106,516	17%	252,228	217,770	16%
Selling and marketing expenses	47,320	40,511		95,800	85,403
General and administrative expenses	20,559	17,829		44,869	36,286
Research and development expenses	1,560	951		2,675	1,791
Operating income	55,130	47,225	17%	108,884	94,290	15%
Other income (expense), net:
Interest expense, net	(6,272)	(6,217)		(13,133)	(10,674)
Loss on extinguishment of debt	(126)	—		(126)	—
Other income (expense), net	(88)	(18)		(377)	41
Total other expense	(6,486)	(6,235)		(13,636)	(10,633)
Income before income taxes	48,644	40,990	19%	95,248	83,657	14%
Income tax provision	15,713	14,878		32,537	30,652
Net income	$32,931	$26,112	26%	$62,711	$53,005	18%
Earnings per share:
Basic	$0.40	$0.31		$0.75	$0.61
Diluted	$0.39	$0.30		$0.74	$0.59
Weighted average shares outstanding:
Basic	82,963	84,377		83,452	86,848
Diluted	84,222	87,460		85,041	90,246

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	June 30,	December 31,
	2007	2006	Chg %
ASSETS
Current Assets:
Cash and cash equivalents	$24,832	$15,788
Accounts receivable, net	141,800	142,059
Inventories	77,434	61,736
Prepaid expenses and other current assets	13,098	8,002
Income taxes receivable	—	588
Deferred income taxes	9,721	9,383
Total Current Assets	266,885	237,556	12%
Property, plant and equipment, net	207,239	215,428
Goodwill	198,287	198,207
Other intangible assets, net	69,829	70,826
Deferred financing and other non-current assets, net	3,982	3,649
Total Assets	$746,222	$725,666	3%
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$48,223	$51,220
Accrued expenses and other	68,594	61,050
Income taxes payable	4,984	—
Current portion of long-term debt	266	19,497
Total Current Liabilities	122,067	131,767	(7%)
Long-term debt	401,365	341,635
Deferred income taxes	37,579	38,536
Other non-current liabilities	318	380
Total Liabilities	561,329	512,318	10%
Stockholders’ Equity:
Common stock, $.01 par value; 300,000 shares authorized; 99,215 shares issued as of June 30, 2007 and December 31, 2006	992	992
Additional paid in capital	277,517	264,709
Retained earnings	175,271	140,608
Accumulated other comprehensive income	5,907	3,992
Treasury stock, at cost; 17,714 and 15,993 shares as of June 30, 2007 and December 31, 2006, respectively	(274,794)	(196,953)
Total Stockholders’ Equity	184,893	213,348	(13%)
Total Liabilities and Stockholders’ Equity	$746,222	$725,666	3%

TEMPUR-PEDIC INTERNATIONAL INC. AND SUBSIDIARIES
Consolidated Statement of Cash Flows
(In thousands)

	Six Months Ended
	June 30,
	2007	2006	Chg %
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$62,711	$53,005
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,870	12,373
Amortization of deferred financing costs	541	820
Loss on extinguishment of debt	126	—
Amortization of stock-based compensation	3,380	1,504
Allowance for doubtful accounts	3,508	1,491
Deferred income taxes	(1,426)	(2,411)
Foreign currency adjustments	535	274
Loss on sale of equipment and other	(37)	288
Changes in operating assets and liabilities:
Accounts receivable	(1,298)	(9,516)
Inventories	(14,509)	10,871
Prepaid expenses and other current assets	(4,582)	72
Accounts payable	(3,445)	5,223
Accrued expenses and other	6,243	583
Income taxes	14,900	17,073
Excess tax benefit from stock based compensation	(9,333)	(5,140)
Net cash provided by operating activities	74,184	86,510	(14%)
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for trademarks and other intellectual property	(461)	(503)
Purchases of property, plant and equipment	(4,833)	(18,561)
Acquisition of business	(969)	—
Proceeds from sale of equipment	52	31
Net cash used by investing activities	(6,211)	(19,033)	67%
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term revolving credit facility	148,102	133,500
Repayments of long-term revolving credit facility	(75,806)	(13,000)
Repayments of long-term debt	(45,637)	(52,873)
Proceeds from issuance of Series A Industrial Revenue Bonds	15,380	—
Repayment of Series A Industrial Revenue Bonds	(3,840)	(1,920)
Common stock issued, including reissuances of treasury stock	5,573	2,851
Excess tax benefit from stock based compensation	9,333	5,140
Treasury stock repurchased	(100,000)	(144,000)
Dividend paid to stockholders	(11,753)	—
Payments for deferred financing costs	(1,269)	(702)
Net cash used by financing activities	(59,917)	(71,004)	16%
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH	988	1,484
Increase/(Decrease) in cash and cash equivalents	9,044	(2,043)
CASH AND CASH EQUIVALENTS, beginning of period	15,788	17,855
CASH AND CASH EQUIVALENTS, end of period	$24,832	$15,812	57%

Summary of Channel Sales
The Company generates sales through four distribution channels: retail, direct, healthcare and third party.  The retail channel sells to furniture, specialty and department stores globally.  The direct channel sells directly to consumers.  The healthcare channel sells to hospitals, nursing homes, healthcare professionals and medical retailers.  The third party channel sells to distributors in countries where Tempur-Pedic International does not operate its own distribution company.

The following table highlights net sales information, by channel and by segment, for the second quarter of 2007 compared to 2006:

($ in thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,		June 30,		June 30,
	2007	2006	2007	2006	2007	2006
By Sales Channel
Retail	$210,941	$173,351	$145,039	$117,634	$65,902	$55,717
Direct	20,987	20,353	18,345	18,125	2,642	2,228
Healthcare	11,306	10,204	3,434	2,924	7,872	7,280
Third Party	14,408	15,054	3,828	3,983	10,580	11,071
Total	$257,642	$218,962	$170,646	$142,666	$86,996	$76,296

Summary of Product Sales
A summary of net sales by product is reported below:

($ in thousands)
	CONSOLIDATED		DOMESTIC		INTERNATIONAL
	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,		June 30,		June 30,
	2007	2006	2007	2006	2007	2006
Net Sales
Mattresses	$179,568	$149,870	$126,968	$105,149	$52,600	$44,721
Pillows	31,799	29,050	14,601	12,625	17,198	16,425
Other	46,275	40,042	29,077	24,892	17,198	15,150
Total	$257,642	$218,962	$170,646	$142,666	$86,996	$76,296